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                                                                 Exhibit (10)(r)

AGENT ACKNOWLEDGMENT:


                                        /s/ Angela K. Kyle
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Nikhil A. Advani                        Angela K. Kyle


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Karen E. Dann                           Catherine A. Marrion


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Thomas F. English                       Linda M. Reimer


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Paul W. Horrocks                        George E. Silos

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                                 ACKNOWLEDGMENT

State of New York               )
                                ) SS:
County of New York              )

     On this, the 9th day of February, 2010, before me a notary public, the undersigned officer, personally appeared Angela K. Kyle, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.


                                        /s/ Julia Cavaliere
                                        ----------------------------------------
                                        Notary Public